EXHIBIT 10.12
LOAN AND SECURITY AGREEMENT
Dated as of November 2, 2004
among
ATHERSYS, INC.,
a Delaware corporation
and
ADVANCED BIOTHERAPEUTICS, INC.,
a Delaware corporation
each sometimes individually as a “Borrower”, and sometimes collectively as “Borrowers”,
and
VENTURE LENDING & LEASING IV, INC. (“VLL”),
a Maryland corporation,
as “Agent” and “Lender”,
and
COSTELLA KIRSCH IV, L.P.
as “Lender”,
each individually a “Lender” and collectively, “Lenders”

LOAN AND SECURITY AGREEMENT
     The Borrowers, Agent and Lenders identified on the cover page of this document have entered or anticipate entering into one or more transactions pursuant to which each Lender severally, but not jointly, agrees to make available to Borrowers a loan facility governed by the terms and conditions set forth in this document and one or more Supplements executed by Borrowers, Agent and Lenders which incorporate this document by reference. Each Supplement constitutes a supplement to and forms part of this document, and will be read and construed as one with this document, so that this document and the Supplement constitute a single agreement among the parties (collectively referred to as this “Agreement”).
     Accordingly, the parties agree as follows:
ARTICLE 1 — INTERPRETATION
     1.1 Definitions. The terms defined in Article 11 and in the Supplement will have the meanings therein specified for purposes of this Agreement.
     1.2 Inconsistency. In the event of any inconsistency between the provisions of any Supplement and this document, the provisions of the Supplement will be controlling for the purpose of all relevant transactions.
     1.3 Each reference herein to “Borrower” shall mean and refer to each Borrower individually, and to all Borrowers collectively, except as the context or meaning may otherwise require; and all Obligations of the Borrowers shall be joint and several.
ARTICLE 2 — THE COMMITMENT AND LOANS
     2.1 The Commitment. Subject to the terms and conditions of this Agreement, each of the Lenders agrees severally, but not jointly, to make term loans to Borrowers from time to time from the Closing Date and to, but not including, the Termination Date in an aggregate principal amount not exceeding such Lender’s Commitment Percentage of the Commitment. Each Lender’s Commitment under this Agreement is not a revolving credit commitment, and Borrower does not have the right to repay and reborrow hereunder. Each Loan requested by Borrower to be made on a single Business Day shall be for a minimum principal amount set forth in the Supplement, except to the extent the remaining Commitment is a lesser amount.
     2.2 Notes Evidencing Loans; Repayment. Each Loan shall be evidenced by a separate Note executed jointly and severally by Borrowers payable to the order of each Lender, in the total principal amount of the Loan. Principal and interest of each Loan shall be payable at the times set forth in the Note and, at the election of any Lender, regularly scheduled payments thereof and each Terminal Payment shall be effected by automatic debit of the appropriate funds from Borrower’s Primary Operating Account as specified in the Supplement hereto or by wire transfer to such Lender’s account according to the instructions shown on such Supplement opposite such Lender’s name. Any payment received by the Agent or any Lender hereunder for the account of any other Lender shall be paid promptly to such Lender, in like funds, for the Loan in respect of which such payment is made.
     2.3 Procedures for Borrowing.
     (a) Whenever the Borrowers desire to borrow under this Agreement, the Borrowers shall give the Agent written notice of such proposal, stating the total amount requested, in substantially the form of the Borrowing Request attached to the Supplement as Exhibit “B”. The total amount of the borrowing shall be allocated among the Lenders in accordance with the provisions of the Supplement, to be advanced as separate Loans in the aggregate amount requested. Each Borrowing Request shall be irrevocable and shall be effective only if received by the Agent not later than 10:00 a.m. Pacific time on the date that is at least five (5) Business Days prior to a proposed Borrowing Date. If any such Borrowing Request is by facsimile transmission, it shall be confirmed in a writing sent by the Borrowers to the Agent on the next Business Day.
     (b) Promptly upon receipt of a Borrowing Request, but not later than one (1) Business Day after receipt of the Borrowing Request and the related documentation, the Agent shall calculate each Lender’s Funding Amount, and notify each Lender telephonically of the Borrowing Request and such Lender’s Funding Amount, and shall transmit copies of the Borrowing Request and the Funding Amounts by facsimile to each Lender.

     2.4 Required Borrowing Documentation. The Borrower, on or prior to the Borrowing Date stated in a Borrowing Request, which shall be a date that is not less than five (5) Business Days after receipt by Agent of the Borrowing Request, and as of the date of the making of any related Loan, shall have satisfied all applicable conditions precedent to such borrowing contained in this Agreement, including delivery to each Lender of executed original Notes evidencing such Loan. Without limiting the generality of the foregoing, not later than 1:00 p.m. Pacific time on the Business Day that is two (2) Business Days prior to the Borrowing Date, Borrowers shall have executed and delivered to Agent an original Note for each Lender for its Loan to be advanced, and shall have authorized Agent to file any UCC-1 financing statements, amendments, releases or termination statements that may be required by Agent. Such promissory notes and UCC statements, if any, shall have been prepared by Agent and delivered to Borrowers promptly following receipt of the related Borrowing Request, but in no event less than twenty-four hours prior to the deadline referenced in the immediately preceding sentence unless otherwise agreed to by the parties. Agent shall cause each Lender’s original executed promissory note and copies of any such UCC statements relating to the Loan to be delivered to such Lender prior to the Borrowing Date to facilitate the funding of its Loan.
     2.5 Disbursement of Loan Proceeds. Subject to the satisfaction of all of the conditions precedent to borrowing specified herein and in the Supplement and so long as no Event of Default or Default has occurred and is continuing, not later than 1:00 p.m., Pacific time, on the Borrowing Date specified in the Borrowing Request, for each borrowing, each Lender shall transfer its respective Funding Amount, allocated in accordance with the provisions of the Supplement, to the Parent’s Primary Operating Account set forth in the Supplement, as the same may be amended from time to time in accordance with the terms of Section 5.10 of this Agreement, by wire transfer according to the instructions shown therein, or by other method but in any event in immediately available funds.
     2.6 Time and Method of Payments.
     (a) Not later than one Business Day after receipt of the Borrowing Request, the Agent shall prepare and distribute to each of the Lenders and the Borrower an amortization schedule showing the principal amount of each Lender’s Loan that is to be advanced to the Parent’s Primary Operating Account on the Borrowing Date and the regularly scheduled, monthly installment amount to be paid by the Borrower in respect of each Lender’s Loan made on such Borrowing Date. Each Lender shall be responsible for verifying such amounts; however, the Agent’s calculation shall be presumed correct absent manifest error unless rebutted by such Lender or the Borrower. Agent shall not be liable for any error in calculating a Lender’s Loan installment amount. If at any time or from time to time a Lender desires to collect late charges and/or interest at the Default Rate, it shall promptly notify Parent and Agent, and appropriate adjustment shall be made to the loan schedule to reflect any changes in the monthly installment payable by Borrower in respect of such Lender’s Loan(s).
     (b) All payments of principal, interest, fees and other amounts (including indemnities) payable by the Borrower hereunder shall be made, in immediately available funds not later than 1:00 p.m., Pacific time, on the date on which such payment shall become due (the “Payment Date”), by disbursement to each Lender of its respective share of such payment on each Payment Date to the address of such Lender for payments shown on the Supplement and, if indicated on such Schedule, by wiretransfer to such Lender’s account according to the instructions shown on such Schedule opposite such Lender’s name; provided, however, that Parent hereby (i) authorizes each Lender to initiate debit entries to Parent’s “Primary Operating Account” as specified in the Supplement, through Automated Clearinghouse (“ACH”) or other transfers, in order to satisfy regularly scheduled payments of principal, interest or fees; (ii) agrees to provide each Lender at least ten (10) days’ written notice in advance of any change in Parent’s Primary Operating Account; and (iii) grants each Lender any additional authorizations necessary to begin ACH debits from a new account which becomes the Primary Operating Account. Any payment received by the Agent or any Lender hereunder for the account of any other Lender shall be paid promptly by Agent or Lender, as applicable, to such Lender, in like funds, for the Loan in respect of which such payment is made.
     2.7 Several Obligations. The failure of any Lender to make any Loan to be made by it on the date specified therefor shall not relieve the other Lenders of their respective obligations to make their Loans on such date; but in no event shall any Lender be responsible for the failure of the other Lenders to make Loans to be made by such other Lenders.

     2.8 Pro Rata Treatment Among Lenders. Except as otherwise provided herein: (i) each scheduled payment of principal and Basic Interest on the Loans, if timely paid by Borrower, and any voluntary prepayments of principal, shall be paid to the Lenders according to the amortization schedule provided for in each Lender’s Note evidencing such Loans (in the event such scheduled payment is less than the aggregate amount due to be paid to all Lenders under their Notes, but prior to any acceleration of the Notes, such payment shall be allocated Pro Rata among the Lenders in proportion to the regular installment amounts provided in the Notes); and (ii) all Terminal Payments shall be allocated Pro Rata among the Lenders. If any payment under clause (i) or (ii) of this Section 2.8 is not paid Pro Rata among the Lenders, whether as a result of the Borrower’s failure to make a particular payment to one or more Lenders while paying other Lenders, or otherwise, then each Lender that has actually received a payment in excess of its Pro Rata share shall promptly remit to the other Lender who received no payment or payment less than its Pro Rata share such amount as is necessary to ensure the Pro Rata treatment of such payment and make such other adjustments from time to time as shall be equitable, to the end that all Lenders shall share in such payments Pro Rata in the aforesaid manner (however, no such adjustments shall affect the calculation of Pro Rata items or the determination of Majority Lenders). If prior to all Obligations of Borrower to the Lenders having been paid in full, any action to realize upon the Collateral is taken following an Event of Default, then proceeds of Collateral and any other payments or distributions received on account of the Loans shall be distributed in accordance with the terms of this Agreement.
     2.9 Sharing of Payments and Set-Off Among Lenders. Borrower hereby agrees that, in addition to (and without limitation of) any right of set-off, banker’s lien or counterclaim a Lender may otherwise have, each Lender shall be entitled, at its option, to offset balances held by it at any of its offices against any principal of or interest on any of its Loans hereunder, or any fee payable to it, that is not paid when due in which case it shall promptly notify the Borrower and the other Lenders thereof, provided that its failure to give such notice shall not affect the validity thereof. If a Lender shall effect payment of any principal of or interest on Loans held by it under this Agreement through the exercise of any right of set-off, banker’s lien, counterclaim or similar right, it shall promptly remit to the other Lender such amounts and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such payment pro rata in accordance with the unpaid principal and interest on the Loans held by each of them (however, no such adjustments shall affect the calculation of Pro Rata items or the determination of Majority Lenders). To such end, all the Lenders shall make appropriate adjustments among themselves if such payment is rescinded or must otherwise be restored. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower.
     2.10 Interest. Except as otherwise specified in the applicable Note, Basic Interest on the outstanding principal balance of each Loan shall accrue daily at the Designated Rate from the Borrowing Date until the Maturity Date. If the outstanding principal balance of such Loan is not paid on the Maturity Date, interest shall accrue at the Default Rate until paid in full, as further set forth herein.
     2.11 Terminal Payment. Except as otherwise specified in the applicable Note, Borrower shall pay the Terminal Payment with respect to each Loan on the Maturity Date of such Loan.
     2.12 Interest Rate Calculation. Basic Interest, along with charges and fees under this Agreement and any Loan Document, shall be calculated for actual days elapsed on the basis of a 360-day year, which results in higher interest, charge or fee payments than if a 365-day year were used. In no event shall Borrower be obligated to pay any Lender interest, charges or fees at a rate in excess of the highest rate permitted by applicable law from time to time in effect.
     2.13 Default Interest. Any unpaid payments of principal or interest or the Terminal Payment, or any portion thereof, with respect to any Loan shall bear interest from their respective maturities, whether scheduled or accelerated, at the Designated Rate for such Loan plus five percent (5.00%) per annum, until paid in full, whether before or after judgment (the “Default Rate”). Borrower shall pay such interest on demand.
     2.14 Late Charges. If Borrower is late in making any payment of principal or interest or

Terminal Payment under this Agreement by more than five (5) Business Days, Borrower agrees to pay a late charge of five percent (5%) of the unpaid amount due, but not less than fifty dollars ($50.00) for any one such delinquent payment. This late charge may be charged by the Lenders for the purpose of defraying the expenses incidental to the handling of such delinquent amounts. Borrower acknowledges that such late charge represents a reasonable sum considering all of the circumstances existing on the date of this Agreement and represents a fair and reasonable estimate of the costs that will be sustained by Lenders due to the failure of Borrower to make timely payments. Borrower further agrees that proof of actual damages would be costly and inconvenient. Such late charge shall be paid without prejudice to the rights of Lenders to collect any other amounts provided to be paid or to declare a default under this Agreement or any of the other Loan Documents or from exercising any other rights and remedies of Lenders.
     2.15 Lender’s Records. Principal, Basic Interest, Terminal Payments and all other sums owed under any Loan Document shall be evidenced by entries in records maintained by each Lender for such purpose. Each payment on and any other credits with respect to principal, Basic Interest, Terminal Payments and all other sums outstanding under any Loan Document shall be evidenced by entries in such records. Absent manifest error, a Lender’s records shall be conclusive evidence thereof.
     2.16 Grant of Security Interests; Filing of Financing Statements.
          (a) To secure the timely payment and performance of all of Borrower’s Obligations to Lenders, Borrower hereby grants to Agent for the benefit of the Lenders continuing security interests in all of the Collateral. In connection with the foregoing, Borrower authorizes Agent to prepare and file any financing statements describing the Collateral without otherwise obtaining the Borrower’s signature or consent with respect to the filing of such financing statements.
          (b) Borrower is and shall remain absolutely and unconditionally liable for the performance of its obligations under the Loan Documents, including, without limitation, any deficiency by reason of the failure of the Collateral to satisfy all amounts due Lenders under any of the Loan Documents.
          (c) All Collateral pledged by Borrower under this Agreement and any Supplement shall secure the timely payment and performance of all Obligations under this Agreement, the Notes and the other Loan Documents. Except as expressly provided in this Agreement, no Collateral pledged under this Agreement or any Supplement shall be released until such time as all Obligations under this Agreement and the other Loan Documents have been satisfied and paid in full.
ARTICLE 3 — REPRESENTATIONS AND WARRANTIES
     Borrower represents and warrants to Agent and each Lender that, except as set forth in either the Supplement or the Schedule of Exceptions hereto, as of the Closing Date and each Borrowing Date:
     3.1 Due Organization. Borrower is a corporation duly organized and validly existing in good standing under the laws of the jurisdiction of its incorporation, and is duly qualified to conduct business and is in good standing in each other jurisdiction in which its business is conducted or its properties are located, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect.
     3.2 Authorization, Validity and Enforceability. The execution, delivery and performance of all Loan Documents executed by Borrower are within Borrower’s powers, have been duly authorized, and are not in conflict with Borrower’s certificate of incorporation or by laws, or the terms of any charter or other organizational document of Borrower, as amended from time to time; and all such Loan Documents constitute valid and binding obligations of Borrower, enforceable in accordance with their terms (except as may be limited by bankruptcy, insolvency and similar laws affecting the enforcement of creditors’ rights in general, and subject to general principles of equity).
     3.3 Compliance with Applicable Laws. Borrower has complied with all material licensing, permit and fictitious name requirements necessary to lawfully conduct the business in which it is engaged, and to any sales, leases or the furnishing of services by Borrower, including without limitation those requiring consumer or other disclosures, the noncompliance with which would have a Material Adverse Effect.
     3.4 No Conflict. The execution, delivery, and performance by Borrower of all Loan Documents and Warrants are not in conflict with any law, rule,

regulation, order or directive applicable to Borrower, or any indenture, agreement, or undertaking to which Borrower is a party or by which Borrower may be bound or affected, except where such conflict would not have a Material Adverse Effect. Without limiting the generality of the foregoing, the issuance of the Warrants to Lenders (or their designees) will not violate any agreement or instrument by which Borrower is bound or require the consent of any holders of Borrower’s securities other than consents which have been obtained prior to the Closing Date or prior to the issuance of Warrants, as applicable.
     3.5 No Litigation, Claims or Proceedings. There is no litigation, tax claim, proceeding or dispute pending, or, to the knowledge of Borrower, threatened against or affecting Borrower, or its property or the conduct of business, which is reasonably likely to be determined adversely to Borrower and , if so adversely determined, would result in a Material Adverse Effect.
     3.6 Correctness of Financial Statements. Parent’s financial statements which have been delivered to each Lender fairly and accurately reflect in all material respects Borrowers’ consolidated financial condition in accordance with GAAP (except for the absence of footnote disclosures and subject to normal year end adjustments) as of the latest date of such financial statements; and, since that date there has been no Material Adverse Change.
     3.7 No Subsidiaries. As of the Closing Date, Borrower is not a majority owner of or in a control relationship with any other business entity. Borrower may from time to time amend or update the Schedule of Exceptions to reflect additions and/or deletions of subsidiaries and control relationships with other entities. Each such update shall be effective immediately upon delivery to Agent.
     3.8 Environmental Matters. To its knowledge, Borrower is in compliance with Environmental Laws applicable to its business, except to the extent a failure to be in such compliance would not have a Material Adverse Effect.
     3.9 No Event of Default. No Default or Event of Default has occurred and is continuing.
     3.10 Full Disclosure. None of the representations or warranties made by Borrower in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the factual statements contained in any exhibit, report, statement or certificate furnished by or on behalf of Borrower in connection with the Loan Documents (including disclosure materials delivered by or on behalf of Borrower to any Lender prior to the Closing Date or pursuant to Section 5.2 hereof), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered; it being understood and agreed that Borrower gives no representation or warranty with respect to projections, forecasts or other forward-looking statements prepared in good faith.
     3.11 Specific Representations Regarding Collateral.
     (a) Title. Except for the security interests created by this Agreement and Permitted Liens, (i) Borrower is and will be the unconditional legal and beneficial owner of the Collateral, and (ii) the Collateral is genuine and subject to no Liens, rights or defenses of others. Except for any applicable Permitted Liens, there exist no assignments or encumbrances properly recorded with the U.S. Patent and Trademark Office or the U.S. Copyright Office currently affecting any Collateral in favor of any third party.
     (b) Rights to Payment. The names of the obligors, amount owing to Borrower, due dates and all other information with respect to the Rights to Payment are and will be correctly stated in all material respects in all Records relating to the Rights to Payment. Borrower further represents and warrants, to its knowledge, that each Person appearing to be obligated on a Right to Payment has authority and capacity to contract and is bound as it appears to be.
     (c) Location of Collateral. Borrower’s chief executive office, Inventory, Records, Equipment, and any other offices or places of business are located at the address(es) shown on the Supplement. Any notice of a change of location provided pursuant to section 5.1(a) shall amend the Supplement automatically on the thirtieth day after receipt thereof.
     (d) Business Names. Other than its full corporate name, Borrower has not conducted business using any trade names or fictitious business names except as shown on the Supplement.
     3.12 Copyrights, Patents, Trademarks and Licenses.

     (a) Borrower owns or is licensed or otherwise has the right to use or has in its possession all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other similar rights that are reasonably necessary for the operation of its business as currently conducted, to Borrower’s knowledge, without conflict with the rights of any other Person.
     (b) To Borrower’s knowledge, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by Borrower infringes upon any rights held by any other Person.
     (c) No claim or litigation involving Borrower regarding any of the subject matter of Section 3.12(a) and (b) is pending or, to Borrower’s knowledge, threatened, and, to Borrower’s knowledge, no statute, law, rule, regulation, standard or code applicable to Borrower is pending or proposed which, if became effective, could reasonably be expected to have a Material Adverse Effect.
     3.13 Debt Obligations Current. Borrower is solvent and able to pay its debts (including trade debts) as they mature.
     3.14 Regulatory Compliance. Borrower has met the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. No event has occurred resulting from Borrower’s failure to comply with ERISA that will have a Material Adverse Effect. Borrower is not required to register as an “investment company” or a company “controlled” by an entity required to register as an “investment company” within the meaning of the Investment Company Act of 1940. Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T and U of the Board of Governors of the Federal Reserve System). Borrower has complied in all material respects with all the provisions of the Federal Fair Labor Standards Act.
     3.15 Survival. The representations and warranties of Borrower as set forth in this Agreement survive the execution and delivery of this Agreement.
ARTICLE 4 — CONDITIONS PRECEDENT
     4.1 Conditions to First Loan. The obligation of each Lender to make its first Loan hereunder is, in addition to the conditions precedent specified in Section 4.2 and in the Supplement, subject to the fulfillment of the following conditions and to the receipt by Agent of the documents described below, duly executed and in form and substance satisfactory to Agent and Lenders:
     (a) Resolutions. A certified copy of the resolutions of the Board of Directors of each Borrower authorizing the execution, delivery and performance by Borrower of the Loan Documents.
     (b) Incumbency and Signatures. A certificate of an authorized officer of Borrower certifying the names of the officer or officers of Borrower authorized to sign the Loan Documents, together with a sample of the true signature of each such officer.
     (c) Legal Opinion. The opinion of legal counsel for each Borrower as to such matters as Agent or any Lender may reasonably request, in substantially the form of Exhibit “E” to the Supplement.
     (d) Charter and By Laws. Certified copies of the Certificate of Incorporation and By Laws of each Borrower, as amended through the Closing Date.
     (e) This Agreement. Original counterparts of this Agreement and an initial Supplement, with all schedules completed and attached thereto, and disclosing such information as is acceptable to Agent and Lenders exercising reasonable discretion.
     (f) Financing Statements; Lien Perfection Documents. Filing copies (or other evidence of filing satisfactory to Agent, Lenders and their respective counsel) of such UCC financing statements, collateral assignments, account control agreements, and termination statements, with respect to the Collateral as Agent or Lenders shall reasonably request.
     (g) Lien Searches. Uniform Commercial Code lien, judgment, bankruptcy and tax lien searches of Borrower from such jurisdictions or offices as Agent or any Lender may reasonably request, all as of a date reasonably satisfactory to Agent, Lenders and their counsel.
     (h) Good Standing Certificate. A Certificate of status or good standing of each Borrower as of a date acceptable to Agent from the jurisdiction of such Borrower’s organization and any material foreign jurisdictions where Borrower is qualified to do business.

     (i) Other Documents. Such other documents and instruments as Agent or Lenders may reasonably request to effectuate the intents and purposes of this Agreement.
     4.2 Conditions to All Loans. The obligation of each Lender to make its initial Loan and each subsequent Loan is subject to the following further conditions precedent that:
     (a) No Default. No Default or Event of Default has occurred and is continuing or will result from the making of any such Loan, and the representations and warranties of Borrower contained in Article 3 of this Agreement and Part 3 of the Supplement are true and correct (i) in all respects, with respect to those representations and warranties qualified by materiality, and (ii) in all material respects, with respect to those representations and warranties not so qualified as of the Borrowing Date of such Loan.
     (b) No Material Adverse Change. No Material Adverse Effect has occurred since the date of the Parent’s last annual audited financial statements.
     (c) Borrowing Request. Borrowers shall have delivered to Agent a Borrowing Request for such Loan.
     (d) Note. Borrowers shall have delivered to Agent an original executed Note for each Lender evidencing such Lender’s Loan, substantially in the form of Exhibit “A” attached to the Supplement.
     (e) Supplemental Lien Filings. Borrowers shall have executed and delivered such amendments or supplements to this Agreement and additional Security Documents, financing statements and third party waivers as Agent may reasonably request in connection with the proposed Loan, in order to create, protect or perfect or to maintain the perfection of Agent’s Liens on the Collateral for the benefit of the Lenders.
     (f) VCOC Limitation. Absent the failure of VLL to exercise commercially reasonable efforts and to act in good faith to qualify and remain so qualified, VLL shall not be obligated to make any Loan under its Commitment if at the time of or after giving effect to the proposed Loan VLL would no longer qualify as: (A) a “venture capital operating company” under U.S. Department of Labor Regulations Section 2510.3-101(d), Title 29 of the Code of Federal Regulations, as amended; and (B) a “business development company” under the provisions of federal Investment Company Act of 1940, as amended; and (C) a “regulated investment company” under the provisions of the Internal Revenue Code of 1986, as amended. VLL does not know, and has no reason to know of any facts or circumstances that could reasonably be expected to cause VLL to no longer qualify as (A) a “venture capital operating company”, (B) a “business development company”, or (C) a “regulated investment company” as those terms are defined above.
     (g) Financial Projections. Borrower shall have delivered to each Lender Borrower’s financial projections or business plan as prepared by or at the direction of Borrower’s management.
ARTICLE 5 — AFFIRMATIVE COVENANTS
     During the term of this Agreement so long as any Obligations to Agent and Lenders remain outstanding, Borrower will:
     5.1 Notice to Lender. Promptly give written notice to Lenders of:
     (a) Any litigation or administrative or regulatory proceeding affecting Borrower where the amount claimed against Borrower is at the Threshold Amount or more, or where the granting of the relief requested would reasonably be expected to have a Material Adverse Effect.
     (b) Any substantial dispute which may exist between Borrower or any governmental or regulatory authority.
     (c) The occurrence of any Default or any Event of Default.
     (d) Any change in the location of any of Borrower’s places of business or Collateral within thirty (30) days of such change, or of the establishment of any new, or the discontinuance of any existing, place of business.
     (e) Any dispute or default by Borrower or any other party under any joint venture, partnering, distribution, cross-licensing, strategic alliance, collaborative research or manufacturing, license or similar agreement which would reasonably be expected to have a Material Adverse Effect.
     (f) Any other matter which has resulted in a Material Adverse Change since December 31, 2003.

     5.2 Financial Statements. Deliver to each Lender or cause to be delivered to each Lender, in form and detail satisfactory to Lenders the following financial information, which Parent warrants shall be accurate and complete in all material respects:
     (a) Monthly Financial Statements. As soon as available but no later than thirty (30) days after the end of each month, Parent’s consolidated unaudited balance sheet as of the end of such period, and its consolidated unaudited income statement and consolidated unaudited cash flow statement for such period and for that portion of its financial reporting year ending with such period, prepared in accordance with GAAP (except for the absence of footnotes and subject to normal year end adjustments), and attested by a responsible financial officer of Parent as being complete and correct and fairly presenting in all material respects Borrowers’ financial condition on a consolidated basis and the results of Borrowers’ operations. After an Initial Public Offering, the foregoing interim financial statements may be provided on a quarter-annual basis and shall be deemed delivered upon timely filing by Parent of its quarterly and annual reports with the Securities and Exchange Commission (“SEC”).
     (b) Year-End Financial Statements. As soon as available but no later than one hundred twenty (120) days after and as of the end of each financial reporting year, a complete copy of Parent’s audit report, which shall include consolidated balance sheet, income statement, statement of changes in equity and statement of cash flows for such year, prepared in accordance with GAAP, and certified by an independent certified public accountant selected by Parent (the “Accountant”). The Accountant’s certification shall not be qualified or limited without the prior written consent of each Lender.
     (c) Compliance Certificates. Simultaneously with the delivery of each set of financial statements referred to in paragraphs (a) and (b) above, a certificate of the chief financial officer or other executive officer of Parent substantially in the form of Exhibit “C” to the Supplement stating whether any Default or Event of Default exists on the date of such certificate, and if so, setting forth in reasonable detail thereof and the action which Borrower is taking or proposes to take with respect thereto.
     (d) Government Required Reports; Press Releases. Promptly after sending, issuing, making available, or filing, copies of all statements released to any news media for publication, all annual and quarterly reports, proxy statements, and financial statements that Parent sends or makes available to its stockholders, and, not later than five (5) Business Days after actual filing or the date such filing was first due, all registration statements and reports that Parent files or is required to file with the Securities and Exchange Commission, or any other governmental or regulatory authority.
     (e) Other Information. Such other statements, lists of property and accounts, budgets, forecasts, reports, or other information as Agent or any Lender may from time to time reasonably request.
     5.3 Managerial Assistance from VLL. Permit VLL to substantially participate in, and substantially influence the conduct of management of Borrower through the exercise of “management rights,” as that term is defined in 29 C.F.R. § 2510.3-101(d), including without limitation the following rights:
     (a) Borrower agrees that (i) it will make its officers, directors, employees and affiliates available at such times as VLL may reasonably request for VLL to consult with and advise as to the conduct of Borrower’s business, its equipment and financing plans, and its financial condition and prospects, (ii) VLL shall have the right to inspect Borrower’s books, records, facilities and properties at reasonable times during normal business hours on reasonable advance notice at its own expense, and (iii) VLL shall be entitled to recommend prospective candidates for election or nomination for election to Borrower’s Board of Directors, and Borrower shall give due consideration to (but shall not be bound by) such recommendations, it being the intention of the parties that VLL shall be entitled through such rights, inter alia, to furnish “significant managerial assistance”, as defined in Section 2(a)(47) of the Investment Company Act of 1940, to Borrower.
     (b) Without limiting the generality of (a) above, if VLL reasonably believes that financial or other developments affecting Borrower have impaired or are likely to impair Borrower’s ability to perform its obligations under this Agreement, permit VLL reasonable access to Borrower’s management and/or Board of Directors and opportunity to present VLL’s views with respect to such developments.
VLL shall cooperate with Borrower to ensure that the exercise of VLL’s rights shall not disrupt the business of Borrower. The rights enumerated above shall not be construed as giving VLL control over Borrower’s management or policies. Borrower agrees that this Section 5.3 does not apply to any Lender hereunder other than VLL. VLL agrees that it will indemnify, defend and hold harmless each other Lender for any claims arising as a result of VLL’s exercise of its rights under this Section 5.3.
     5.4 Existence. Maintain and preserve Borrower’s existence, present form of business, and all material rights and privileges necessary or desirable in the normal course of its business; and keep all Borrower’s property in good working order and condition, ordinary wear and tear excepted.
     5.5 Insurance. Obtain and keep in force insurance in such amounts and types as is usual in the type of business conducted by Borrower with insurance carriers having a policyholder rating of not less than “A-” and financial category rating of Class VII in “Best’s Insurance Guide,” unless otherwise approved by Agent. Such insurance policies must be in form and substance satisfactory to Agent. All property policies will have a lender’s loss payable endorsement showing Agent, for the benefit of Lenders, as a loss payee and all liability policies will show the Agent, for the benefit of Lenders, as an additional insured. At Agent’s request, Borrower will deliver to Agent certified copies of policies, endorsements or a certificate of insurance evidencing the same, and evidence of all premium payments. If no Event of Default has occurred and is continuing, proceeds payable under any casualty policy will, at Borrower’s option, be payable to Borrower to replace the property subject to the claim, provided that any such replacement property shall be deemed Collateral in which Agent, for the benefit of Lenders, has been granted a first priority security interest. If an Event of Default has occurred and is continuing, then proceeds payable under any policy will be payable to Agent, for the benefit of Lenders, toward the satisfaction of the Obligations in accordance with the terms of this Agreement.
     5.6 Accounting Records. Maintain adequate books, accounts and records, and prepare all financial statements in accordance with GAAP (except for the absence of footnotes and subject to normal year end adjustments with respect to unaudited financial statements), and in compliance with the regulations of any governmental or regulatory authority having jurisdiction over Borrower or Borrower’s business; and permit employees or agents of Agent and any Lender at such reasonable times and upon reasonable notice as they may request, at Borrower’s expense after the occurrence of an Event of Default, to inspect Borrower’s properties, and to examine, and make copies and memoranda of Borrower’s books, accounts and records.
     5.7 Compliance With Laws. Comply with all laws (including, without limitation, Environmental Laws) rules, regulations applicable to, and all orders and directives of any governmental or regulatory authority having jurisdiction over, Borrower or Borrower’s business, and with all material agreements to which Borrower is a party, except where the failure to so comply would not have a Material Adverse Effect.
     5.8 Taxes and Other Liabilities. Pay all Borrower’s Indebtedness when due; and pay all taxes and other governmental or regulatory assessments before delinquency or before any penalty attaches thereto, in each case, except as may be contested in good faith by the appropriate procedures and for which Borrower shall maintain appropriate reserves in accordance with GAAP; and timely file all required tax returns.
     5.9 Special Collateral Covenants.
     (a) Maintenance of Collateral; Inspection. Do all things reasonably necessary to maintain, preserve, protect and keep all tangible Collateral in good working order and salable condition, ordinary wear and tear excepted, utilize the Collateral for its intended use or as otherwise may be used in the ordinary course of Borrower’s business, and use the Collateral lawfully and, to the extent applicable, only as permitted by Borrower’s insurance policies. Maintain, or cause to be maintained, complete and accurate Records relating to the Collateral. Upon reasonable prior notice at reasonable times during normal business hours, Borrower hereby authorizes Agent and each Lender’s officers, employees, representatives and agents to inspect the Collateral and to discuss the Collateral and the Records relating thereto with Borrower’s officers and employees, and, in the case of any Right to Payment, with any Person which is or may be obligated thereon.
     (b) Financing Statements and Other Actions. Execute and deliver to Agent all financing statements, account control agreements, notices and other documents from time to time reasonably requested by Agent to maintain a first perfected security interest in the Collateral in favor of Agent, for the benefit of Lenders subject only to Permitted Liens; perform such other acts, and execute and deliver to Agent such additional conveyances, assignments, agreements and instruments, as Agent may at any time reasonably request in connection with the administration and enforcement of this Agreement or Agent’s or Lender’s rights, powers and remedies hereunder.
     (c) Liens. Not create, incur, assume or permit to exist any Lien or grant any other Person a negative pledge on any Collateral, except Permitted Liens.
     (d) Documents of Title. Other than as required in connection with Permitted Liens or as set forth in Section 6.1, not sign or authorize the signing of any financing statement or other document naming Borrower as debtor or obligor, or acquiesce or cooperate in the issuance of any bill of lading, warehouse receipt or other document or instrument of title with respect to any Collateral, except those negotiated to Agent, or those naming Agent as secured party.
     (e) Change in Location or Name. Without at least 30 days’ prior written notice to Lenders: (a) not relocate any Collateral or Records, its chief executive office, or establish a place of business at a location other than as specified in the Supplement; and (b) not change its name, mailing address, location of Collateral, jurisdiction of incorporation or its legal structure.
     (f) Decals, Markings. At the request of Agent, firmly affix a decal, stencil or other marking to designated items of Equipment, indicating thereon the security interest of Agent.
     (g) [Intentionally omitted]
     (h) Certain Agreements on Rights to Payment. Other than in the ordinary course of business, not make any material discount, credit, rebate or other reduction in the original amount owing on a Right to Payment or accept in satisfaction of a Right to Payment an amount materially less than the original amount thereof.
     5.10 Authorization for Automated Clearinghouse Funds Transfer. (i) Authorize each Lender to initiate debit entries to Borrower’s Primary Operating Account, specified in the Supplement hereto, through Automated Clearinghouse (“ACH”) transfers, in order to satisfy regularly scheduled payments of principal, interest and Terminal Payments; (ii) provide Lenders at least thirty (30) days notice of any change in Borrower’s Primary Operating Account; and (iii) grant Lenders any additional authorizations necessary to begin ACH debits from a new account which becomes the Primary Operating Account.
ARTICLE 6 — NEGATIVE COVENANTS
     During the term of this Agreement so long as any Obligations remain outstanding, Borrower will not (without Majority Lenders’ prior written consent):
     6.1 Indebtedness. Be indebted for borrowed money, the deferred purchase price of property, or leases which would be capitalized in accordance with GAAP; or become liable as a surety, guarantor, accommodation party or otherwise for or upon the obligation of any other Person, except:
     (a) Indebtedness existing on the date hereof;
     (b) Indebtedness incurred for the acquisition of supplies or inventory on normal trade credit;
     (c) Indebtedness incurred pursuant to one or more transactions permitted under Section 6.4;
     (d) Indebtedness of Borrower under this Agreement;
     (e) any Subordinated Debt;
     (f) Indebtedness arising out of earnout and similar contingent payment obligations of Borrower in existence as of the Closing Date;
     (g) bridge loan financing, whether or not convertible into Borrower’s equity securities; and
     (h) and, in addition to the foregoing, up to Three Million Dollars ($3,000,000) in aggregate principal amount of Indebtedness outstanding at any time.
     6.2 Liens. Create, incur, assume or permit to exist any Lien, or grant any other Person a negative pledge, on any of Borrower’s property, except Permitted Liens. Borrower and Lender agree that this covenant is not intended to constitute a lien, deed of trust, equitable mortgage, or security interest of any kind on any of Borrower’s real property, and this Agreement shall not be recorded or recordable. Without limiting the generality of the foregoing, and as a material inducement to the Lenders’ making of the Commitment and entering into the Loan Documents, Borrower agrees that it shall not assign, mortgage, pledge, grant a security interest in, or encumber any of Borrower’s Intellectual Property, or enter into any agreement, document, instrument or other arrangement (except with or in favor of Agent and Lenders) with any Person which directly or indirectly prohibits or has the effect of prohibiting Borrower from assigning, mortgaging, pledging, granting a security interest in or upon, or encumbering any of Borrower’s Intellectual Property, except as is otherwise permitted in Section 6.5 of this Agreement and the definition of “Permitted Lien” herein.
     6.3 Dividends. Except after an Initial Public Offering, pay any dividends or purchase, redeem or otherwise acquire or make any other distribution with respect to any of Parent’s capital stock, except (a) dividends or other distributions solely of capital stock of Parent, (b) cash payments for fractional shares of Parent’s capital stock, including, without limitation, upon the exercise or conversion of options, warrants, rights and other similar instruments exercisable or convertible into Parent’s capital stock, (c) dividends by Advanced Biotheropeutics, Inc. to its Parent, and (d) so long as no Event of Default has occurred and is continuing, (i) repurchases of stock from employees, directors or consultants upon termination of employment under reverse vesting or similar repurchase plans not to exceed $100,000 in aggregate in any calendar year and (ii) dividends and distributions in respect of Financing Shares equating to periodic, unaccelerated cash payments of non-default rate accrued interest on comparable Subordinated Debt financing.
     6.4 Changes/Mergers. Liquidate or dissolve; or enter into any consolidation, merger or other combination in which the stockholders of the Borrower immediately prior to the first such transaction own less than 50% of the voting stock of the Borrower or the entity that results from such merger or consolidation (the “Surviving Entity”) immediately after giving effect to such transaction or related series of such transactions, except that Borrower may consolidate or merge so long as: (A) the Surviving Entity shall have executed and delivered to Agent an agreement in form and substance reasonably satisfactory to Lenders, containing an assumption by the Surviving Entity of the due and punctual payment and performance of all Obligations and performance and observance of each covenant and condition of Borrower in the Loan Documents; (B) all such obligations of the Surviving Entity to Lenders shall be guaranteed by any entity that directly or indirectly owns or controls more than 50% of the voting stock of the Surviving Entity; (C) immediately after giving effect to such merger or consolidation, no Default or Event of Default shall have occurred and be continuing; and (D) the credit risk to Lenders, in their sole discretion, of the Surviving Entity shall not be increased. In determining whether the proposed merger or consolidation would result in an increased credit risk, Lenders may consider, among other things, changes in Borrower’s management team, employee base, access to equity markets, venture capital support, financial position and/or disposition of intellectual property rights which may reasonably be anticipated as a result of the transaction.
     6.5 Sales of Assets. Sell, transfer, lease, license or otherwise dispose of (a “Transfer”) any of Borrower’s assets except (i) exclusive and non-exclusive licenses of Intellectual Property consistent with industry practice, including, without limitation, research and product development collaborations (so long as no one exclusive license or series of exclusive licenses to any one licensee covers all or substantially all of Borrower’s Intellectual Property assets and rights); (ii) Transfers of worn-out, obsolete or surplus property (each as determined by the Borrower in its reasonable judgment) not constituting Equipment as to which a Loan was made hereunder; (iii) Transfers of Inventory not constituting Equipment as to which a Loan was made hereunder; (iv) Transfers constituting Permitted Liens; (v) Transfers permitted in Section 6.6 hereunder; (vi) Transfers in connection with research and product development collaborations involving a joint venture or Delayed Joint Venture, (vii) Transfers of equity interests to a Collaborator pursuant to a Delayed Joint Venture, and (viii) Transfers of Collateral for fair consideration and in the ordinary course of its business.
     6.6 Loans/Investments. Make or suffer to exist any loans, guaranties, advances, or investments, except:
     (a) Accounts receivable in the ordinary course of Borrower’s business;
     (b) Investments other than in accordance with the investment policy approved by the Parent’s Board of Directors, a copy of which has been made available to the Agent.
     (c) Temporary advances to cover incidental expenses to be incurred in the ordinary course of business;
     (d) Investments in and loans to joint ventures, strategic alliances, licensing and similar arrangements customary in Borrower’s industry;

     (e) other than as provided in Section 6.5, investments and loans which do not require Borrower to assume or otherwise become liable for the obligations of any third party not directly related to or arising out of such arrangement or, without the prior written consent of Lender, require Borrower to transfer ownership of non-cash assets to a joint venture or other similar entity;
     (f) Investments and loans by Parent to direct and indirect in its wholly-owned subsidiaries, including re-advance of Loan proceeds by Parent to its wholly-owned subsidiaries;
     (g) Investments and loans outstanding on the date hereof; and
     (h) Other loans, investments and advances in any amount not to exceed the Threshold Amount at anytime outstanding.
     6.7 Transactions With Related Persons. Except as permitted under Section 6.6(f), or except in connection with a strategic collaboration and as approved by Parent’s Board of Directors, directly or indirectly enter into any transaction with or for the benefit of a Related Person on terms more favorable to the Related Person than would have been obtainable in an “arms’ length” dealing except agreements and transactions with and payments to Related Persons that are entered into outside the ordinary course of business, not otherwise prohibited by this Loan Agreement and affirmatively approved by a majority of the disinterested directors and of the stockholders of Borrower.
     6.8 Other Business. Engage in any material line of business other than the business Borrower conducts as of the Closing Date or any business reasonably related or incidental thereto.
     6.9 Compliance. Become required to register as an “investment company” or controlled by an entity required to register as an “investment company,” within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Loan for such purpose. Fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur, fail to comply in all material respects with the Federal Fair Labor Standards Act or violate any law or regulation, but only to the extent any such violation results in a Material Adverse Effect or a material adverse effect on the Collateral or the priority of Agent’s Lien on the Collateral, or permit any of its subsidiaries to do any of the foregoing.
     6.11 Other Deposit and Securities Accounts. Maintain any deposit accounts or accounts holding securities owned by Borrower except (i) Deposit Accounts and investment/securities accounts as set forth in the Supplement, and (ii) other Deposit Accounts and securities/investment accounts, in each case, Agent shall have taken such action as Lenders reasonably deem necessary to obtain a perfected first security interest therein.
     6.12 Prepayment of Indebtedness. Prepay, redeem or otherwise satisfy in any manner prior to the scheduled repayment thereof any Indebtedness (other than the Loans).
     6.13 Relationship of Borrowers. Parent ceases to own all of the issued and outstanding capital stock of Advanced Biotherapeutics, Inc.
ARTICLE 7 — EVENTS OF DEFAULT
     7.1 Events of Default; Acceleration. Upon the occurrence and during the continuation of any Default, the obligation of each Lender to make any additional Loan shall be suspended. The occurrence of any of the following (each, an “Event of Default”) shall terminate any obligation of Lenders to make any additional Loan; and shall, at the option of Majority Lenders (1) make all sums of Basic Interest and principal, all Terminal Payments, and any Obligations and other amounts owing under any Loan Documents immediately due and payable without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor or any other notices or demands, and (2) give Agent and Lenders the right to exercise any other right or remedy provided by contract or applicable law:
     (a) Borrower shall fail to pay any principal or interest or Terminal Payment under this Agreement or any Note when due; or shall fail to pay any fees or other charges when due under any Loan Document and such failure continues for five (5) Business Days or more after the same first becomes due; or an Event of Default as defined in any other Loan Document shall have occurred.
     (b) Any representation or warranty made, or financial statement, certificate or other document provided, by Borrower under any Loan Document shall prove to have been false or misleading in any material respect when made or deemed made herein.
     (c) Borrower shall fail to pay its debts generally as they become due or shall commence any Insolvency Proceeding with respect to itself; an involuntary Insolvency Proceeding shall be filed against Borrower, or a custodian, receiver, trustee, assignee for the benefit of creditors, or other similar official, shall be appointed to take possession, custody or control of the properties of Borrower, and such involuntary Insolvency Proceeding, petition or appointment is acquiesced to by Borrower or is not dismissed within forty five (45) days; or results in the dissolution or termination of the business of Borrower.
     (d) Borrower shall be in default beyond any applicable period of grace or cure under any other agreement involving the borrowing of money, the purchase of property, the advance of credit or any other monetary liability of any kind to Lenders or to any Person which results in the acceleration of payment of such obligation in an amount in excess of the Threshold Amount.
     (e) Any governmental or regulatory authority shall take any judicial or administrative action, or any defined benefit pension plan maintained by Borrower shall have any unfunded liabilities, any of which, in the reasonable judgment of Agent, would result in a Material Adverse Effect.
     (f) Any sale, transfer or other disposition of all or substantially all of the assets of Borrower, including without limitation to any trust or similar entity, shall occur except as permitted under Sections 6.4 or 6.5.
     (g) Any judgment(s) singly or in the aggregate in excess of the Threshold Amount shall be entered against Borrower which is not fully covered by insurance and which remain unsatisfied, unvacated or unstayed pending appeal for thirty (30) or more days after entry thereof.
     (h) Any Person or two or more Persons who are not stockholders of Parent as of the Closing Date acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission) of the voting stock of Parent representing fifty percent (50%) or more of the outstanding voting power of Parent.
     (i) Borrower shall fail to perform or observe any covenant contained in Article 6 of this Agreement.
     (j) Borrower shall fail to perform or observe any covenant contained in Section 5.9 of this Agreement.
     (k) Borrower shall fail to perform or observe any covenant contained in this Agreement or any other Loan Document (other than a covenant which is dealt with specifically elsewhere in this Article 7) and, if capable of being cured, the breach of such covenant is not cured within 30 days after the sooner to occur of Borrower’s receipt of notice of such breach from Agent or any Lender or the date on which such breach first becomes known to any officer of Borrower; provided, however that if such breach is not capable of being cured within such 30-day period and Borrower timely notifies Agent of such fact and Borrower diligently pursues such cure, then the cure period shall be extended to the date requested in Borrower’s notice but in no event more than 90 days from the initial breach; provided, further, that such additional 60-day opportunity to cure shall not apply in the case of any failure to perform or observe any covenant which has been the subject of a prior failure within the preceding 180 days or which is a willful and knowing breach by Borrower.
     7.2 Remedies Upon Default. Upon the occurrence and during the continuance of an Event of Default, Agent shall be entitled to, at the direction of the Majority Lenders, exercise any or all of the rights and remedies available to a secured party under the UCC or any other applicable law, and exercise any or all of its rights and remedies provided for in this Agreement and in any other Loan Document, including, without limitation, delivering a notice of exclusive control (or similar document) under a deposit account control agreement and/or securities account control agreement, as applicable; provided, however, that Agent agrees and acknowledges that neither it nor any Lender shall deliver any such notice of exclusive control (or similar document) until an Event of Default occurs and continues thereafter without cure before such notice has been given. The obligations of Borrower under this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any Obligations is rescinded or must otherwise be returned by Agent or any Lender upon, on account of, or in connection with, the insolvency, bankruptcy or reorganization of Borrower or otherwise, all as though such payment had not been made.
     7.3 Sale of Collateral. Subject only to all rights of redemption and rights of stay or appeal afforded to Borrower under applicable law, upon the occurrence and during the continuance of an Event of Default,

Agent shall, at the direction of the Majority Lenders, sell all or any part of the Collateral, at public or private sales, to a wholesaler, retailer or investor, for cash, upon credit or for future delivery, and at such price or prices as Agent may deem commercially reasonable. The Agent and/or any Lender may bid and purchase at any public sale of the Collateral. Any such public or private sales shall be held at such times and at such place(s) as Agent may determine. In case of the sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by Agent until the selling price is paid by the purchaser, but Agent shall not incur any liability in case of the failure of such purchaser to pay for the Collateral and, in case of any such failure, such Collateral may be resold. Agent shall, at the direction of the Majority Lenders instead of exercising its power of sale, proceed to enforce the Lenders’ security interest in the Collateral by seeking a judgment or decree of a court of competent jurisdiction.
     7.4 Borrower’s Obligations Upon Default. Upon the request of Agent after the occurrence and during the continuance of an Event of Default, Borrower will:
     (a) Assemble and make available to Agent the Collateral at such place(s) as Agent shall reasonably designate, segregating all Collateral so that each item is capable of identification; and
     (b) Subject to the rights of any lessor, permit Agent, by Agent’s officers, employees, agents and representatives, to enter any premises where any Collateral is located, to take possession of the Collateral, to complete the processing, manufacture or repair of any Collateral, and to remove the Collateral, or to conduct any public or private sale of the Collateral, all without any liability of Agent or any Lender for rent or other compensation for the use of Borrower’s premises.
ARTICLE 8 — SPECIAL COLLATERAL PROVISIONS
     8.1 Compromise and Collection. Borrower, Agent and Lenders recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Rights to Payment; that certain of the Rights to Payment may be or become uncollectible in whole or in part; and that the expense and probability of success of litigating a disputed Right to Payment may exceed the amount that reasonably may be expected to be recovered with respect to such Right to Payment. Borrower hereby authorizes Agent, after and during the continuance of an Event of Default, to compromise with the obligor, accept in full payment of any Right to Payment such amount as Agent shall negotiate with the obligor, or abandon any Right to Payment. Any such action by Agent shall be considered commercially reasonable so long as Agent acts in good faith based on information known to it at the time it takes any such action.
     8.2 Performance of Borrower’s Obligations. Without having any obligation to do so, upon reasonable prior notice to Borrower, Agent may perform or pay any obligation which Borrower has agreed to perform or pay under this Agreement, including, without limitation, the payment or discharge of taxes or Liens levied or placed on or threatened against the Collateral. In so performing or paying, Agent shall determine the action to be taken and the amount necessary to discharge such obligations. Borrower shall reimburse Agent on demand for any amounts paid by Agent pursuant to this Section, which amounts shall constitute Obligations secured by the Collateral and shall bear interest from the date of demand at the Default Rate.
     8.3 Power of Attorney. For the purpose of protecting and preserving the Collateral and Agent’s and each Lender’s rights under this Agreement, Borrower hereby irrevocably appoints Agent for the benefit of Lenders, with full power of substitution, as its attorney-in-fact with full power and authority, after the occurrence and during the continuance of an Event of Default, to do any act which Borrower is obligated to do hereunder; to exercise such rights with respect to the Collateral as Borrower might exercise; to use such Inventory, Equipment, Fixtures or other property as Borrower might use; to enter Borrower’s premises; to give notice of Agent’s security interest in, and to collect the Collateral; and before or after Default, to execute and file in Borrower’s name any financing statements, amendments and continuation statements necessary or desirable to perfect or continue the perfection of Agent’s security interests in the Collateral. Borrower hereby ratifies all that Agent shall lawfully do or cause to be done by virtue of this appointment.
     8.4 Authorization for Agent to Take Certain Action. The power of attorney created in Section 8.3 is a power coupled with an interest and shall be irrevocable. The powers conferred on Agent hereunder are solely to protect Lenders’ interests in the Collateral and shall not impose any duty upon Agent or any Lender to exercise such powers. Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and in no event shall Agent or any of its directors, officers, employees, agents or representatives be responsible to Borrower for any act or failure to act, except for gross negligence or willful misconduct. After the occurrence and during the continuance of an Event of Default, Agent may exercise this power of attorney without notice to or assent of Borrower, in the name of Borrower, or in Agent’s or any Lender’s own name, from time to time in Agent’s sole discretion and at Borrower’s expense. To further carry out the terms of this Agreement, after the occurrence and during the continuance of an Event of Default, Agent may:
     (a) Execute any statements or documents or take possession of, and endorse and collect and receive delivery or payment of, any checks, drafts, notes, acceptances or other instruments and documents constituting Collateral, or constituting the payment of amounts due and to become due or any performance to be rendered with respect to the Collateral.
     (b) Sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts; drafts, certificates and statements under any commercial or standby letter of credit relating to Collateral; assignments, verifications and notices in connection with Accounts; or any other documents relating to the Collateral, including without limitation the Records.
     (c) Use or operate Collateral or any other property of Borrower for the purpose of preserving or liquidating Collateral.
     (d) File any claim or take any other action or proceeding in any court of law or equity or as otherwise deemed appropriate by Agent in its reasonable discretion for the purpose of collecting any and all monies due or securing any performance to be rendered with respect to the Collateral.
     (e) Commence, prosecute or defend any suits, actions or proceedings or as otherwise deemed appropriate by Agent for the purpose of protecting or collecting the Collateral. In furtherance of this right, upon the occurrence and during the continuance of an Event of Default, Agent may apply for the appointment of a receiver or similar official to operate Borrower’s business.
     (f) Prepare, adjust, execute, deliver and receive payment under insurance claims, and collect and receive payment of and endorse any instrument in payment of loss or returned premiums or any other insurance refund or return, and apply such amounts at Agent’s sole discretion, toward repayment of the Obligations or replacement of the Collateral.
     8.5 Application of Proceeds. Any Proceeds and other monies or property received by Agent or any Lender pursuant to the terms of this Agreement or any Loan Document shall be applied in accordance with the terms of this Agreement.
     8.6 Deficiency. If the Proceeds of any disposition of the Collateral are insufficient to cover all costs and expenses of such sale and the payment in full of all the Obligations, plus all other sums required to be expended or distributed by Agent or any Lender, then Borrower shall be liable for any such deficiency.
     8.7 Lender Transfer. Upon the transfer of all or any part of the Obligations, any Lender may transfer all or part of its interest in the Collateral and shall be fully discharged thereafter from all liability and responsibility with respect to such Collateral so transferred, and the transferee shall be vested with all the rights and powers of such Lender hereunder with respect to such Collateral so transferred, but with respect to any Collateral not so transferred, such Lender shall retain all rights and powers hereby given.
8.8 Agent’s Duties.
     (a) Agent shall use reasonable care in the custody and preservation of any Collateral in its possession. Without limitation on other conduct which may be considered the exercise of reasonable care, Agent shall be deemed to have exercised reasonable care in the custody and preservation of such Collateral if such Collateral is accorded treatment substantially equal to that which Agent accords its own property, it being understood that Agent and Lenders shall not have any responsibility for ascertaining or taking action with respect to calls, conversions, exchanges, maturities, declining value, tenders or other matters relative to any Collateral, regardless of whether Agent or any Lender has or is deemed to have knowledge of such matters; or taking any necessary steps to preserve any rights against any Person with respect to any Collateral. Under no circumstances shall Agent or any Lender be responsible for any injury or loss to the Collateral, or any part thereof, arising from any cause beyond the reasonable control of Agent.
     (b) Agent may at any time deliver the Collateral or any part thereof to Borrower and the receipt of Borrower shall be a complete and full acquittance for the Collateral so delivered, and Agent and Lenders shall thereafter be discharged from any liability or responsibility therefor.
     (c) Neither Agent, any Lender, nor any of their respective directors, officers, employees, agents, attorneys or any other person affiliated with or representing Agent or any Lender shall be liable for any claims, demands, losses or damages, of any kind whatsoever, made, claimed, incurred or suffered by Borrower or any other party other than by the gross negligence and/or willful misconduct of Agent or any Lender, or any of their respective directors, officers, employees, agents, attorneys or any other person affiliated with or representing Agent or any Lender.
     8.9 Termination of Security Interests. Upon the indefeasible payment in full of the Obligations (other than contingent indemnification obligations) and satisfaction of all Borrower’s obligations under this Agreement and the other Loan Documents, and if Lenders have no further obligations under their respective Commitments, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to Borrower. Upon any such termination, the Agent shall, at Borrower’s expense, execute and deliver to Borrower such documents as Borrower shall reasonably request to evidence such termination.
ARTICLE 9 — THE AGENT
     9.1 Appointment, Powers and Immunities. Each Lender hereby irrevocably appoints and authorizes Agent to act as its agent hereunder, under the Security Documents and the other Loan Documents with such powers as are specifically delegated to the Agent by the terms of this Agreement, the Security Documents and the other Loan Documents together with such other powers as are reasonably incidental thereto. The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement, the Security Documents and the other Loan Documents and shall not be a trustee for any Lender. The Agent shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement, the Security Documents, or the other Loan Documents, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement, the Security Documents or the other Loan Documents, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, the Security Documents, the other Loan Documents, or any other document referred to or provided for herein or therein, or for the collectibility of the Loans or for the validity, effectiveness or value of any interest or security covered by the Security Documents or for the value of any Collateral or for the validity or effectiveness of any assignment, mortgage, pledge, security agreement, financing statement, document or instrument, or for any failure by the Borrower to perform any of its obligations here-under or under the other Loan Documents. Agent may employ agents and attorneys-in-fact and shall only be answerable, including as to money or securities received by it or its authorized agents, for the gross negligence and/or willful misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither Agent nor any of its directors, officers, employees or agents shall be liable or responsible for any action taken or omitted to be taken by it or them hereunder, under the Security Documents or the other Loan Documents or in connection herewith or therewith, except for its or their own gross negligence, willful misconduct, or breach of this Agreement.
     9.2 Reliance by Agent. Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, facsimile transmission, or email) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper person or persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Agent. As to any matters not expressly provided for by this Agreement, the Security Documents or the other Loan Documents, Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder, under the Security Documents or the other Loan Documents in accordance with instructions signed by the Majority Lenders, and such instructions of the Majority Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.
     9.3 Knowledge of Default; Cross Defaults. Agent shall not be deemed to have knowledge of the occurrence of a default or event of default, however defined in any Loan Document, unless Agent has received notice from a Lender or the Borrower specifying such default or event of default and stating that such notice is a “Notice of Default”. In the event that Agent receives such a notice of the occurrence of a default or event of default, Agent shall give notice thereof to the Lenders. The occurrence of an Event of Default under this Agreement shall constitute an Event of Default under each other Loan Document. Upon becoming aware of the occurrence of an Event of Default under this Agreement, a Lender shall give notice thereof to all Lenders.
     9.4 Rights as a Lender. With respect to its Commitment and the Loans made by it, Agent in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as an Agent, and the term “Lender” or “Lenders” shall, unless the context other-wise indicates, include Agent in its individual capacity.
     9.5 Indemnification. The Lenders shall indemnify Agent ratably in accordance with the aggregate principal amount of the Loans made by the Lenders (or, if no Loans are at the time outstanding, ratably in accordance with their respective Commitments), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement, the Security Documents or any of the other Loan Documents or any other documents contemplated by or referred to herein or therein or the transactions contemplated by or referred to herein or therein or the transactions contemplated hereby and thereby (but excluding, unless a default or event of default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder or under the Security Documents) or the enforcement of any of the terms hereof or of the Security Documents, or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence, breach of this Agreement, or willful misconduct of the party to be indemnified.
     9.6 Failure to Act. Except for action expressly required of an Agent hereunder or under the Security Documents, Agent shall in all cases be fully justified in failing or refusing to act hereunder or thereunder unless it shall be indemnified to its satisfaction by the Lenders against any and all liability, cost and expense that may be incurred by it by reason of taking or continuing to take any such action.
     9.7 Resignation or Removal of Agent. If at any time Agent deems it advisable, in its sole discretion, it may submit to each of the Lenders a written notification of its resignation as Agent under this Agreement and the Security Documents, such resignation to be effective on the thirtieth (30th) day after the date of such notice. Agent may be removed at any time, with or without cause, by vote of the Majority Lenders, provided, that if Agent is also one of the Lenders its vote shall not be counted and the decision of the remaining Lenders must be unanimous. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Agent from among the Lenders. If no successor Agent shall have been so appointed by the Majority Lenders and accepted such appointment within 30 days after the retiring Agent’s giving of notice of resignation, then the retiring Agent may, on behalf of Lenders, appoint a successor Agent, which successor Agent shall be either an existing Lender or a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $100,000,000, and which successor Agent (if not also a Lender), if no event of default on the part of Borrower shall have occurred and be continuing, shall be reasonably satisfactory to Borrower. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. Borrower and the Lenders shall execute such documents as shall be necessary to effect such appointment. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Section 9.7 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.
     9.8 Credit Decision. Each Lender acknowledges that none of Agent or the other Lenders has made any representation or warranty to it, and that no act by Agent or one Lender hereinafter taken, including any review of the affairs of Borrower, shall be deemed to constitute any representation or warranty by the Agent or such Lender to any other Lender. Each Lender represents to the other Lenders that it has, independently and without reliance upon any other Lender and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower, and all applicable bank, lending, interest rate and securities regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrower thereunder. Each Lender also represents that it will, independently and without reliance upon any other

Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower. Except for any notices, reports and other documents expressly herein required to be furnished to other Lenders by a Lender, such Lender shall not have any duty or responsibility to provide such other Lenders with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Borrower which may come into the possession of any of such Lender.
     9.9 Lenders’ Representations Regarding IRS Withholding; Delivery of Tax Forms. To the extent Agent may hold from time to time payments for the account of the Lenders, each Lender represents and agrees as follows:
     (a) Lender represents and warrants that it is entitled to receive any payments under the Loan Documents to which it is a party without the withholding of any tax, and will furnish to the Agent such forms, certifications, statements and other documents as Agent may request from time to time to evidence such Lender’s exemption from the withholding of any tax imposed by any jurisdiction or to enable Agent to comply with any applicable laws or regulations relating thereto.
     (b) Without limiting the effect of the foregoing, if Lender is not created or organized under the laws of the United States or any state thereof, Lender further represents and warrants (i) that it is engaged in the conduct of a business within the United States and that the payments made hereunder are or are reasonably expected to be effectively connected with the conduct of that trade or business and are or will be includible in its gross income; or (ii) if Lender is not engaged in a U.S. trade or business with which such payments are effectively connected, that Lender is entitled to the benefits of a tax convention which exempts the income from U.S. withholding tax and that it has satisfied all requirements to qualify for the exemption from tax.
     (c) Lender agrees that it will, immediately upon the request of Agent, furnish to Agent Form 4224 or Form 1001 of the Internal Revenue Service, or such other forms, certifications, statements or documents, duly executed and completed by Lender as evidence of Lender’s exemption from the withholding of U.S. tax with respect thereto. If Lender determines that, as a result of any change in applicable law, regulation, or treaty or in any official application or interpretation thereof, it ceases to qualify for exemption from any tax imposed by any jurisdiction with respect to payments made hereunder, Lender shall promptly notify Agent of such fact and Agent may, but shall not be required to withhold the amount of any such applicable tax from amounts paid to Lender hereunder. Agent shall not be obligated to make any payments hereunder to Lender in respect of Lender’s Loan until Lender shall have furnished to Agent the requested form, certification, statement or document and may withhold the amount of such applicable tax from amounts paid to Lender hereunder.
     (d) Lender shall reimburse, indemnify and hold Agent harmless for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed upon, incurred by or asserted against Agent due to its reliance upon the representation hereby made that Lender is exempt from withholding of tax. Unless Agent receives written notice to the contrary, Lender shall be deemed to have made the representations contained in this Section 9.9 and in each subsequent tax year of Lender.
ARTICLE 10 — GENERAL PROVISIONS
     10.1 Notices. Any notice given by any party under any Loan Document shall be in writing and personally delivered, sent by overnight courier, or United States mail, postage prepaid, or sent by facsimile, or other authenticated message, charges prepaid, to the other party’s or parties’ addresses shown on the Supplement. Each party may change the address or facsimile number to which notices, requests and other communications are to be sent by giving written notice of such change to each other party. Notice given by hand delivery shall be deemed received on the date delivered; if sent by overnight courier, on the next Business Day after delivery to the courier service; if by first class mail, on the third Business Day after deposit in the U.S. Mail; and if by facsimile, on the date of transmission.
     10.2 Binding Effect. The Loan Documents shall be binding upon and inure to the benefit of Borrower, Agent and Lenders and their respective successors and permitted assigns; provided, however, that Borrower may not assign or transfer Borrower’s rights or obligations under any Loan Document (except as otherwise provided herein). Each Lender reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, such Lender’s rights and obligations under the Loan Documents. In connection with any of the foregoing, any Lender may disclose all documents and information which Agent or such Lender now or hereafter may have relating to the Loans, Borrower, or its business; provided that any person who receives such information shall have agreed in writing in advance to maintain the confidentiality of such information on terms reasonably acceptable to Borrower. It is the intention of the parties that, as a “venture capital operating company,” Venture Lending & Leasing IV, LLC (“LLC”), the parent and sole owner of VLL, shall have the benefit of, and the power to exercise independent of any other Lender, those “management rights” provided in Section 5.3. To that end, the references to Lender and VLL in Sections 4.2(f), 5.1, 5.2, 5.3 and 5.9(a) hereof shall include LLC, and LLC shall have the right to exercise the advisory, inspection, information and other rights given to Lender under those Sections independently of any Lender. No amendment or modification of this Agreement shall alter or diminish LLC’s rights under the preceding sentence without the consent of LLC.
     10.3 No Waiver. Without the written consent of each Lender affected thereby (and the Agent if expressly required in this Agreement or any of the Loan Documents), no amendment, modification or waiver of any provision of this Agreement or any of the other Loan Documents shall be effective if the result of which would be to (i) extend the Termination Date, (ii) extend the Maturity Date of, or otherwise forgive or waive default in payment of, or postpone any date fixed for any payment of principal or interest due from the Borrower under the Notes, (iii) change the rate of interest applicable to any Loan, (iv) release the Lien on any portion of the Collateral granted under any of the Security Documents except as and to the extent expressly contemplated under the Security Documents or this Agreement, (v) change any provision of this Agreement, or any of the Security Documents which, by its terms, requires the consent of all Lenders, (vi) change the percentage specified in the definition of Majority Lenders, or (vii) change the Commitment set forth on the Supplement with respect to any Lender. Each Lender agrees that if the assignee of any Lender is a creditor of such Lender to whom such Lender has granted a security interest in this Agreement, then following the occurrence of an event of default (however defined) under or with respect to the indebtedness held by such assignee or the occurrence of an event which with the giving of notice or the passage of time or both would constitute such an event of default, the written consent of such assignee, rather than of such assignor Lender, shall be required for any modification or amendment to this Agreement. Any waiver, consent or approval by Agent or any Lender of any Event of Default or breach of any provision, condition, or covenant of any Loan Document must be in writing and shall be effective only to the extent set forth in writing. No waiver of any breach or default shall be deemed a waiver of any later breach or default of the same or any other provision of any Loan Document. No failure or delay on the part of Agent or any Lender in exercising any power, right, or privilege under any Loan Document shall operate as a waiver thereof, and no single or partial exercise of any such power, right, or privilege shall preclude any further exercise thereof or the exercise of any other power, right or privilege. Agent or any Lender has the right at its sole option to continue to accept interest and/or principal payments due under the Loan Documents after default, and such acceptance shall not constitute a waiver of said default or an extension of the Maturity Date unless Agent or such Lender agrees otherwise in writing.
     10.4 Rights Cumulative. All rights and remedies existing under the Loan Documents are cumulative to, and not exclusive of, any other rights or remedies available under contract or applicable law.
     10.5 Unenforceable Provisions. Any provision of any Loan Document executed by Borrower which is prohibited or unenforceable in any jurisdiction, shall be so only as to such jurisdiction and only to the extent of such prohibition or unenforceability, but all the remaining provisions of any such Loan Document shall remain valid and enforceable.
     10.6 Accounting Terms. Except as otherwise provided in this Agreement, accounting terms and financial covenants and information shall be determined and prepared in accordance with GAAP.
     10.7 Indemnification; Exculpation. Borrower shall pay and protect, defend and indemnify Agent and all Lenders and Agent and each Lender’s employees, officers, directors, shareholders, affiliates, agents and representatives (collectively, the

“Indemnitees”) against, and hold Indemnitees harmless from, all claims, actions, proceedings, liabilities, damages, losses, expenses (including, without limitation, reasonable attorneys’ fees and costs) and other amounts actually incurred by such Indemnitee arising from (i) the matters contemplated by this Agreement or any other Loan Documents (ii) any dispute between Borrower and a third party or (iii) any contention that Borrower has failed to comply with any law, rule, regulation, order or directive applicable to Borrower’s business; provided, however, that this indemnification shall not apply to any of the foregoing incurred solely as the result of any Indemnitee’s gross negligence or willful misconduct. This indemnification shall survive the payment and satisfaction of all of Borrower’s Obligations to Agent and Lenders.
     10.8 Reimbursement. Borrower shall reimburse Agent and each Lender for all costs and expenses, including without limitation reasonable attorneys’ fees and disbursements expended or incurred by Agent or any Lender in any arbitration, mediation, judicial reference, legal action or otherwise in connection with (a) the preparation and negotiation of the Loan Documents, (b) the amendment and enforcement of the Loan Documents, including without limitation during any workout, attempted workout, and/or in connection with the rendering of legal advice as to Agent’s or any Lender’s rights, remedies and obligations under the Loan Documents, (c) collecting any sum which becomes due Lenders under any Loan Document, (d) any proceeding for declaratory relief, any counterclaim to any proceeding, or any appeal, or (e) the protection, preservation or enforcement of any rights of Agent or Lenders. For the purposes of this section, attorneys’ fees shall include, without limitation, reasonable and actual documented fees incurred in connection with the following: (1) contempt proceedings; (2) discovery; (3) any motion, proceeding or other activity of any kind in connection with an Insolvency Proceeding; (4) garnishment, levy, and debtor and third party examinations; and (5) postjudgment motions and proceedings of any kind, including without limitation any activity taken to collect or enforce any judgment. All of the foregoing costs and expenses shall be payable upon demand by Lender, and if not paid within forty-five (45) days of presentation of invoices shall bear interest at the highest applicable Default Rate.
     10.9 Execution in Counterparts. This Agreement may be executed in any number of counterparts which, when taken together, shall constitute but one agreement.
     10.10 Entire Agreement. The Loan Documents are intended by the parties as the final expression of their agreement and therefore contain the entire agreement between the parties and supersede all prior understandings or agreements concerning the subject matter hereof. This Agreement may be amended only in a writing signed by each Borrower, Agent and Lenders.
     10.11 Governing Law and Jurisdiction.
     (a) THIS AGREEMENT AND THE LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA.
     (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH BORROWER, AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH BORROWER, AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. BORROWER, AGENT AND EACH LENDER EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY CALIFORNIA LAW.
     10.12 Waiver of Jury Trial. EACH BORROWER, AGENT AND LENDER WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN

ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. BORROWER, AGENT AND LENDER EACH AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEMS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.
ARTICLE 11 — DEFINITIONS
     The definitions appearing in this Agreement or any Supplement shall be applicable to both the singular and plural forms of the defined terms:
“Account” means any “account,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest and, in any event, shall include, without limitation, all accounts receivable, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments) now owned or hereafter received or acquired by or belonging or owing to Borrower (including, without limitation, under any trade name, style or division thereof) whether arising out of goods sold or services rendered by Borrower or from any other transaction, whether or not the same involves the sale of goods or services by Borrower (including, without limitation, any such obligation that may be characterized as an account or contract right under the UCC) and all of Borrower’s rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services, and all of Borrower’s rights to any goods represented by any of the foregoing (including, without limitation, unpaid seller’s rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), and all monies due or to become due to Borrower under all purchase orders and contracts for the sale of goods or the performance of services or both by Borrower or in connection with any other transaction (whether or not yet earned by performance on the part of Borrower), now in existence or hereafter occurring, including, without limitation, the right to receive the proceeds of said purchase orders and contracts, and all collateral security and guarantees of any kind given by any Person with respect to any of the foregoing.
“Affiliate” means any Person which directly or indirectly controls, is controlled by, or is under common control with Borrower. “Control,” “controlled by” and “under common control with” mean direct or indirect possession of the power to direct or cause the direction of management or policies (whether through ownership of voting securities, by contract or otherwise); provided, that control shall be conclusively presumed when any Person or affiliated group directly or indirectly owns ten percent (10%) or more of the securities having ordinary voting power for the election of directors of a corporation.
“Agreement” means this Loan and Security Agreement and each Supplement thereto, as each may be amended or supplemented from time to time.
“Agent” means Venture Lending & Leasing IV, Inc., not in its individual capacity, but solely in its capacity as agent on behalf of and for the benefit of Lenders and any permitted successor agent appointed hereunder.
“Bankruptcy Code” means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. §101, et seq.), as amended.
“Basic Interest” means the fixed rate of interest payable on the outstanding balance of each Loan at the applicable Designated Rate.
“Borrowing Date” means the Business Day on which the proceeds of a Loan are disbursed by Lender.
“Borrowing Request” means a written request from Borrower in substantially the form of Exhibit “B” to the Supplement, requesting the funding of one or more Loans on a particular Borrowing Date.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York City or San Francisco are authorized or required by law to close.

“Chattel Paper” means any “chattel paper,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.
“Closing Date” means the date of this Agreement.
“Collateral” means, with respect to a Borrower, all of such Borrower’s right, title and interest in and to the following property, whether now owned or hereafter acquired and wherever located: (a) all Receivables; (b) all Equipment; (c) all Fixtures; (d) all General Intangibles; (e) all Inventory; (f) all Investment Property; (g) all Deposit Accounts; (h) all other Goods and personal property of Borrower, whether tangible or intangible and whether now or hereafter owned or existing, leased, consigned by or to, or acquired by, Borrower and wherever located; (i) all Records; and (j) all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing; provided, however, that except as otherwise provided in the Supplement upon the happening of certain events, “Collateral” shall not include Intellectual Property.
“Commitment” means the obligation of each Lender to make Loans to Borrower up to the aggregate principal amount set forth in the Supplement opposite the name of such Lender.
“Commitment Percentage” is defined in the Supplement.
“Copyright License” means any written agreement granting any right to use any Copyright or Copyright registration now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.
“Copyrights” means all of the following now owned or hereafter acquired by Borrower or in which Borrower now hold or hereafter acquires any interest: (i) all copyrights, whether registered or unregistered, held pursuant to the laws of the United States, any State thereof or of any other country; (ii) all registrations, applications and recordings in the United States Copyright Office or in any similar office or agency of the United States, any State thereof or any other country; (iii) all renewals or extensions thereof; and (iv) any registrations to be issued under any pending copyright applications.
“Default” means an event which with the giving of notice, or passage of time, or both would constitute an Event of Default.
“Default Rate” is defined in Section 2.13.
“Deposit Accounts” means any “deposit accounts,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.
“Designated Rate” means the rate of interest per annum described in the Supplement as being applicable to an outstanding Loan from time to time.
“Documents” means any “documents,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.
“Environmental Laws” means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any governmental authorities, in each case relating to environmental, health, or safety matters.
“Equipment” means any “equipment,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.
“Event of Default” means any event described in Section 7.1.
“Financing Shares” means shares of Parent’s preferred stock issued to investors in connection with a financing round occurring after the Closing Date in lieu of comparable debt securities of Parent.
“Fixtures” means any “fixtures,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.
“Funding Amount” means the amount of the Loan to be made by each respective Lender on the Borrowing Date (net of any payments of interest and/or principal required to be paid by the Borrower on the Borrowing Date under the terms of this Agreement).
“GAAP” means generally accepted accounting principles and practices consistent with those principles and practices promulgated or adopted by the Financial Accounting Standards Board and the Board of the American Institute of Certified Public Accountants, their respective predecessors and successors. Each accounting term used but not otherwise expressly defined herein shall have the meaning given it by GAAP.
“General Intangibles” means any “general intangibles,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest and, in any event, shall include, without limitation, all right, title and interest that Borrower may now or hereafter have in or under any contract, all customer lists, Intellectual Property, claims in or under insurance policies, including unearned premiums, uncertificated securities, money, cash or cash equivalents, deposit, checking and other bank accounts, right to sue for past, present and future infringement of Copyrights, Trademarks and Patents, rights to receive tax refunds and other payments and rights of indemnification.
“Goods” means any “goods,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.
“Indebtedness” of any Person means at any date, without duplication and without regard to whether matured or unmatured, absolute or contingent: (i) all obligations of such Person for borrowed money; (ii) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments; (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business; (iv) all obligations of such Person as lessee under capital leases; (v) all obligations of such Person to reimburse or prepay any bank or other Person in respect of amounts paid under a letter of credit, banker’s acceptance, or similar instrument, whether drawn or undrawn; (vi) other than obligations related to any subsidiary of Parent, all obligations of such Person to purchase, redeem, exchange, convert or otherwise acquire for cash any capital stock of such Person or any warrants, rights or options to acquire such capital stock, now or hereafter outstanding, except to the extent that such obligations remain performable solely at the option of such Person; (vii) all obligations to repurchase assets previously sold (including any obligation to repurchase any accounts or chattel paper under any factoring, receivables purchase, or similar arrangement); (viii) obligations of such Person under interest rate swap, cap, collar or similar hedging arrangements; and (ix) all obligations of others of any type described in clause (i) through clause (viii) above guaranteed by such Person.
“Insolvency Proceeding” means (a) any case, action or proceeding before any court or other governmental authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors, undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.
“Instruments” means any “instrument,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.
“Intellectual Property” means all Copyrights, Trademarks, Patents, Licenses, trade secrets, source codes, customer lists, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, designs, knowledge, know-how, software, databases, processes, models, drawings, materials, records and goodwill associated with the foregoing.
“Inventory” means any “inventory,” as such term is defined in the UCC, wherever located, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest, and, in any event, shall include, without limitation, all inventory, goods and other personal property that are held by or on behalf of Borrower for sale or lease or are furnished or are to be furnished under a contract of service or that constitute raw materials, work in process or materials used or consumed or to be used or consumed in Borrower’s business, or the processing, packaging, promotion, delivery or shipping of the same, and all finished goods, whether or not the same is in transit or in the constructive, actual or exclusive possession of Borrower or is held by others for Borrower’s account, including, without limitation, all goods covered by purchase orders and contracts with suppliers and all goods billed and held by suppliers and all such property first may be in the possession or custody of any carriers, forwarding agents, truckers, warehousemen, vendors, selling agents or other Persons.
“Investment Property” means any “investment property,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.
“Letter of Credit Rights” means any “letter of credit rights,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest, including any right to payment under any letter of credit.
“License” means any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest and any renewals or extensions thereof.
“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, against any property, any conditional sale or other title retention agreement, any lease in the nature of a security interest, and the filing of any financing statement (other than a precautionary financing statement with respect to a lease that is not in the nature of a security interest) under the UCC or comparable law of any jurisdiction.
“Loan” means an extension of credit by a Lender under this Agreement.
“Loan Documents” means, individually and collectively, this Loan and Security Agreement, each Supplement, each Note, and any other security or pledge agreement(s) (including any account control agreements), and all other contracts, instruments, addenda and documents executed in connection with this Agreement or the extensions of credit which are the subject of this Agreement.
“Majority Lenders” means, at any time while no Loans are outstanding hereunder, Lenders having Commitment Percentages totaling at least 51% of the aggregate Commitments, and at any time while Loans are outstanding, Lenders holding at least 51% of the outstanding aggregate principal amount of the Loans.
“Material Adverse Effect” or “Material Adverse Change” means (a) on a consolidated basis for all Borrowers and their respective subsidiaries, a material adverse change in, or a material adverse effect upon, the operations, business, properties, or condition (financial or otherwise) of any Borrower; (b) a material impairment of the ability of Borrower to materially perform under any Loan Document; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against Borrower of any Loan Document.
“Maturity Date” means, with regard to a Loan, the earlier of (i) its maturity by reason of acceleration, or (ii) its stated maturity date; and is the date on which payment of all outstanding principal, accrued interest, and the Terminal Payment with respect to such Loan is due.
“Note” means a promissory note substantially in the form of Exhibit “A-1” or Exhibit “A-2” attached to the Supplement, executed by Borrowers evidencing each Loan.
“Obligations” means all debts, obligations and liabilities of Borrower to Agent or any Lender currently existing or now or hereafter made, incurred or created under, pursuant to or in connection with this Agreement or any other Loan Document, whether voluntary or involuntary and however arising or evidenced, whether direct or acquired by Agent or such Lender by assignment or succession, whether due or not due, absolute or contingent (except as otherwise described below), liquidated or unliquidated, determined or undetermined, and whether Borrower may be liable individually or jointly, or whether recovery upon such debt may be or become barred by any statute of limitations or otherwise unenforceable; and all renewals, extensions and modifications thereof; and all attorneys’ fees and costs incurred by Agent or any Lender in connection with the collection and enforcement thereof as provided for in any Loan Document excluding for all purposes (i) contingent obligations for indemnity for which no claim has been asserted and (ii) upon issuance thereof, all obligations in connection with or arising under the Warrants prior to exercise.
“Parent” means Borrower Athersys, Inc.
“Patent License” means any written agreement granting any right with respect to any Patent now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Patents” means all of the following property now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest: (a) all patents, or rights corresponding thereto granted in, the United States or any other country, all applications for patents or rights corresponding thereto existing in, the United States or any other country, including, without limitation, applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country; (b) all reissues, continuations, continuations-in-part or extensions thereof; (c) all petty patents, divisionals, and patents of addition; and (d) all patents to be issued under any such applications.
“Permitted Lien” means
     (a) involuntary Liens which, in the aggregate, would not have a Material Adverse Effect and which in any event would not exceed, in the aggregate, the Threshold Amount;
     (b) Liens for current taxes or other governmental or regulatory assessments which are not delinquent, or which are contested in good faith by the appropriate procedures and for which appropriate reserves are maintained;
     (c) security interests on any property held or acquired by Borrower in the ordinary course of business securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property; provided, that such Lien attaches solely to the property acquired with such Indebtedness and that the principal amount of such Indebtedness does not exceed one hundred percent (100%) of the cost of such property; and further provided, that such property is not Eligible Equipment or other property with respect to which a Loan has been made hereunder to finance the acquisition thereof;
     (d) Liens in favor of Agent for the benefit of Lenders hereunder;
     (e) bankers’ liens, rights of setoff and similar Liens incurred on deposits made in the ordinary course of business;
     (f) materialmen’s, mechanics’, repairmen’s, employees’ or other like Liens arising in the ordinary course of business and which are not delinquent for more than 45 days or are being contested in good faith by appropriate proceedings;
     (g) any judgment, attachment or similar Lien, unless the judgment it secures has not been discharged or execution thereof effectively stayed and bonded against pending appeal within 30 days of the entry thereof;
     (h) to the extent permitted under Section 6.5, non-exclusive and exclusive licenses or sublicenses of Patents, Patent Licenses, Trademarks or Trademark Licenses;
     (i) Liens existing on the Closing Date and which are set forth on the schedule of exceptions attached hereto;
     (j) any interest or title of a lessor under any lease entered into by Borrower in the ordinary course of its business and covering the assets so leased; and
     (k) purchase money Liens in favor of a Collaborator or an affiliate for assets purchased using Eligible Funding, including, without limitation, any license agreement between the Collaborator and Borrower.
“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).
“Proceeds” means “proceeds,” as such term is defined in the UCC and, in any event, shall include, without limitation, (a) any and all Accounts, Chattel Paper, Instruments, cash or other forms of money or currency or other proceeds payable to Borrower from time to time in respect of the Collateral, (b) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Borrower from time to time with respect to any of the Collateral, (c) any and all payments (in any form whatsoever) made or due and payable to Borrower from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any Person acting under color of governmental authority), (d) any claim of Borrower against third parties (i) for past, present or future infringement of any Copyright, Patent or Patent License or (ii) for past, present or future infringement or dilution of any Trademark or Trademark License or for injury to the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark License and (e) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.
“Pro Rata” means, as to any Lender at any time, (a) with respect to the Loans, the percentage equivalent at such time of (i) such Lender’s aggregate unpaid principal amount of Loans, divided by (ii) the combined aggregate unpaid principal amount of all Loans of all Lenders, and (b) with respect to the Commitments, the percentage equivalent at such time of (i) such Lender’s Commitment, divided by (ii) the amount of the Total Commitment of all Lenders.
“Receivables” means all of Borrower’s Accounts, Instruments, Documents, Chattel Paper, Supporting Obligations, and letters of credit and Letter of Credit Rights.
“Records” means all Borrower’s computer programs, software, hardware, source codes and data processing information, all written documents, books, invoices, ledger sheets, financial information and statements, and all other writings concerning Borrower’s business.
“Related Person” means any Affiliate of Borrower, or any officer, employee, director or equity security holder of Borrower or any Affiliate.
“Rights to Payment” means all Borrower’s accounts, instruments, contract rights, documents, chattel paper and all other rights to payment, including, without limitation, the Accounts, all negotiable certificates of deposit and all rights to payment under any Patent License, any Trademark License, or any commercial or standby letter of credit.
“Security Documents” means this Loan and Security Agreement, the Supplement hereto, and any and all account control agreements, collateral assignments, chattel mortgages, financing statements, amendments to any of the foregoing and other documents from time to time executed or filed to create, perfect or maintain the perfection of the Agent’s and Lender’s Liens on the Collateral.
“Subordinated Debt” means Indebtedness subordinated to the Obligations, including without limiting the generality of the foregoing, subordination of such Indebtedness in right of payment to the prior payment in full of the Obligations, the subordination of the priority of any Lien (other than Permitted Liens) at any time securing such Indebtedness to the Lien of Agent for the benefit of Lenders in the collateral covered thereby, and the subordination of the rights of the holder of such Indebtedness to enforce its junior Lien following the occurrence and continuation of an Event of Default hereunder pursuant to a written subordination agreement approved by Agent in its sole and good faith discretion, which agreement may provide that regularly scheduled payments of accrued interest on such subordinated Indebtedness may be paid by Borrower and retained by the holder so long as no Event of Default has occurred and is continuing.
“Supplement” means that certain supplement to the Loan and Security Agreement, as the same may be amended or restated from time to time, and any other supplements entered into between Borrower and Lenders, as the same may be amended or restated from time to time.
“Supporting Obligations” means any “supporting obligations,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.
“Terminal Payment” means, with respect to each Loan, an amount payable on the Maturity Date of such Loan in an amount equal to that percentage of the original principal amount of such Loan as is specified in the Supplement.
“Termination Date” has the meaning specified in the Supplement.
“Threshold Amount” has the meaning specified in the Supplement.
“Total Commitment” means the aggregate Commitments of the Lenders to make Loans hereunder.
“Trademark License” means any written agreement granting any right to use any Trademark or Trademark registration now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.
“Trademarks” means all of the following property now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest: (a) all trademarks, tradenames, corporate names, business names, service marks, logos, other source or business identifiers, designs of like nature, all registrations and recordings thereof, and any applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof and (b) extensions or renewals thereof.
“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of California; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Agent’s or any Lender’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of California, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions. Unless otherwise defined herein, terms that are defined in the UCC and used herein shall have the meanings given to them in the UCC.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

BORROWER: ATHERSYS, INC.
By:
Name:
Title:

LENDERS: VENTURE LENDING & LEASING IV, INC., as a Lender and in its capacity as Agent
By:
Name:
Title:

COSTELLA KIRSCH IV, L.P., as a Lender
By:
Name:
Title:

Signature Page to Loan and Security Agreement

BORROWER (together with Athersys, Inc.): ADVANCED BIOTHERAPEUTICES, INC.
By:
Name:
Title: